UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2013

Merge Healthcare Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

200 E. Randolph Street, 24th Floor

Chicago, Illinois 60601-6436

(Address of principal executive offices, including zip code)

(312) 565-6868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 2, 2013, Merge Healthcare Incorporated (the “Company”) issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) for any and all of its $252,000,000 outstanding aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”). In connection with the Tender Offer, the Company is also soliciting consents (the “Consent Solicitation”) to effect certain proposed amendments to the Notes and the indenture governing the Notes (the “Indenture”) that would eliminate substantially all of the restrictive covenants and certain events of default contained therein, would release all of the collateral securing the Notes, would shorten the minimum redemption notice period required for Merge to redeem Notes from thirty days to three business days prior to the redemption date, and would modify certain other related provisions contained in the Indenture.

A copy of the press release announcing the Tender Offer and Consent Solicitation is filed as Exhibit 99.1 with this current report and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 99.1	Press Release of the Company announcing the Tender Offer and Consent Solicitation dated April 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: April 2, 2013	By:	/s/ Ann G. Mayberry-French
	Name:	Ann G. Mayberry-French
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company announcing the Tender Offer and Consent Solicitation dated April 2, 2013.